FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 30, 2020, is by and among NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 12, 2020 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent and the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendment to Facility Amount.  The reference to “$145,000,000” appearing on the cover page of the of the Credit Agreement is hereby amended to read “$215,000,000”.

1.2 Amendment to Definition of Applicable Margin.  The pricing grid set forth in the definition of Applicable Margin appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	LIBOR +	Base Rate +
I	Less than or equal to 1.00 to 1.00	0.250%	1.50%	0.50%
II	Greater than 1.00 to 1.00, but less than or equal to 2.00 to 1.00	0.300%	1.75%	0.75%
III	Greater than 2.00 to 1.00	0.375%	2.00%	1.00%

1.3 Amendment to Definition of Fee Letters.  The definition of Fee Letters set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows.

“Fee Letters” means (a) the engagement letter dated as of October 29, 2020 among the Borrower, Wells Fargo and Wells Fargo Securities, LLC and (b) any letter between the Borrower and any Issuing Lender (other than Wells Fargo) relating to certain fees payable to such Issuing Lender in its capacity as such.

1.4 Amendment to Definition of Incremental Facilities Limit.  The definition of Incremental Facilities Limit set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Incremental Facilities Limit” means, from and after the First Amendment Effective Date, (a) $100,000,000 less (b) the total aggregate initial principal amount (as of the date of incurrence thereof) of all previous Incremental Increases incurred pursuant to clause (a) plus (c) an unlimited amount, so long as after giving effect to the incurrence of such Incremental Increases, on a Pro Forma Basis (but without netting the proceeds of any Loans in connection with the Incremental Increase from such calculation and assuming all commitments thereunder are fully drawn), the Consolidated Total Leverage Ratio does not exceed 2.25 to 1.00.

1.5 Amendment to Definition of LIBOR.  The reference to “0.75%” appearing in clause (x) contained in the last paragraph of the definition of LIBOR set forth in Section 1.1 of the Credit Agreement (the LIBOR floor) is hereby amended to read “0%”.

1.6 Amendment to Definition of Revolving Credit Commitment.  The definition of Revolving Credit Commitment set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including Section 5.13) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including Section 5.13).  The aggregate Revolving Credit Commitments of all the Revolving Credit Lenders on the First Amendment Effective Date shall be $115,000,000.  The Revolving Credit Commitment of each Revolving Credit Lender on the First Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.2.

1.7 Amendment to Definition of Revolving Credit Maturity Date.  The reference to “June 12, 2023” appearing in clause (a) of the definition of Revolving Credit Maturity Date set forth in Section 1.1 of the Credit Agreement is hereby amended to read “June 12, 2024”.

1.8 Amendment to Definition of Term Loan Commitment.  The definition of Term Loan Commitment set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Initial Term Loan and/or Incremental Term Loans, as applicable, to the account of the Borrower hereunder on the First Amendment Effective Date (in the case of the Initial Term Loan) or the applicable borrowing date (in the case of any Incremental Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.2, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Term Loans.  The aggregate Term Loan Commitment with respect to the Initial Term Loan of all Term Loan Lenders on the First Amendment Effective Date shall be $100,000,000.  The Term Loan Commitment of each Term Loan Lender as of the First Amendment Effective Date is set forth opposite the name of such Term Loan Lender on Schedule 1.2.

1.9 Amendment to Definition of Term Loan Maturity Date.  The reference to “June 12, 2023” appearing in clause (a) of the definition of Term Loan Maturity Date set forth in Section 1.1 of the Credit Agreement is hereby amended to read “June 12, 2024”.

1.10 New Definition. The following definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“First Amendment Effective Date” means October 30, 2020.

1.11 Deleted Definition. The definition of “Initial Term Loan Funding Date” is hereby deleted from Section 1.1 of the Credit Agreement.

1.12 Amendment to Section 4.1.  Section 4.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 4.1. Initial Term Loan.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term Loan Lender severally agrees to make the Initial Term Loan to the Borrower in a single draw on the First Amendment Effective Date in a principal amount equal to such Lender’s Term Loan Commitment.  The Term Loan Commitment with respect to the Initial Term Loan shall be permanently reduced to $0 and shall automatically terminate upon the funding of the Initial Term Loans on the First Amendment Effective Date.  It is understood and agreed that the Initial Term Loan made on the First Amendment Effective Date shall repay in full and replace the term loans made to the Borrower during the Initial Term Loan Availability Period and outstanding on the First Amendment Effective Date, and from and after the First Amendment Effective Date, all references to Initial Term Loan shall mean the term loan made to the Borrower on the First Amendment Effective Date.

1.13 Amendment to Section 4.3(a).  Section 4.3(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Initial Term Loan.  The Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December, commencing on the date that is the last day of the first fiscal quarter end after the First Amendment Effective Date, each such installment equal to 1.25% of the original principal amount of the Initial Term Loan as of the First Amendment Effective Date, as may be adjusted pursuant to Section 4.4 hereof.  If not sooner paid, the Initial Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

1.14 Amendment to Section 4.4(a).  The second paragraph set forth in Section 4.4(a) of the Credit Agreement is hereby deleted in its entirety.

1.15 Amendment to Section 5.3(b).  Section 5.3(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Reserved.

1.16 Amendment to Section 6.2(e).  Section 6.2(e) of the Credit Agreement is hereby deleted in its entirety.

1.17 Amendment to Section 8.9(a).  The references to “Total Leverage Ratio” appearing in Section 8.9(a) of the Credit Agreement are each hereby amended to read “Consolidated Total Leverage Ratio”.

1.18 Revolving Commitments and Term Loan.  Schedule 1.2 to the Credit Agreement is hereby amended and restated as set forth on Exhibit A attached to this Amendment.  All other Schedules and Exhibits to the Credit Agreement shall not be modified or otherwise affected.  Each of the parties hereto consents to and agrees that, after giving effect to this Amendment, the revised (a) Revolving Credit Commitments and Revolving Credit Commitment Percentages of the Lenders and (b) Term Loan Commitment and Term Loan Commitment Percentages of the Lenders shall be as set forth on Schedule 1.2 contained in Exhibit A attached hereto.  In connection with this Amendment, (a) the outstanding Revolving Credit Loans and participation interests shall be reallocated by causing such fundings and repayments among the Lenders of Revolving Credit Loans as necessary such that, after giving effect hereto, each Lender will hold Revolving Credit Loans and participation interests based on its Revolving Credit Commitment Percentages set forth on Schedule 1.2 contained in Exhibit A and (b) the Initial Term Loan made on the Amendment Effective Date shall repay in full and replace the term loans made to the Borrower on the Initial Term Loan Funding Date (and each Lender will hold Initial Term Loans in a principal amount equal to such Lender’s Initial Term Loan Commitment).

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1 Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a) Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, each Lender and the Administrative Agent.

(b) No Default.  No Default or Event of Default exists as of the Amendment Effective Date and after giving effect to the transactions contemplated hereby.

(c) Representations and Warranties.  The representations and warranties set forth in Article VII of the Credit Agreement shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, in each case on and as of the Amendment Effective Date as if made on and as of such date, in each case except for any representation or warranty made as of an earlier date, which representation and warranty shall (A) with respect to representations and warranties that contain a materiality qualification, remain true and correct as of such earlier date and (B) with respect to representations and warranties that do not contain a materiality qualification, remain true and correct in all material respects as of such earlier date.

(d) Corporate Documents.  The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Lender, an officer’s certificate (i) certifying that the articles of incorporation or other organizational documents, as applicable, of each Credit Party that were delivered on the Closing Date remain true and complete as of the Amendment Effective Date (or certified updates as applicable), (ii) certifying that the bylaws, operating agreements or partnership agreements of each Credit Party that were delivered on the Closing Date remain true and correct and in force and effect as of the Amendment Effective Date (or certified updates as applicable), (iii) attaching copies of the resolutions of the board of directors of each Credit Party approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, and certifying such resolutions are true and correct and in force and effect as of the Amendment Effective Date, (iv) attaching certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of incorporation or organization and (v) certifying that each officer listed in the incumbency certification contained in each Credit Party’s Officer’s Certificate is a duly elected and qualified officer of such Credit Party and such officer is duly authorized to execute and deliver on behalf of such Credit Party the Amendment.

(e) Legal Opinions.  The Administrative Agent shall have received an opinion or opinions of counsel for the Credit Parties, dated the Amendment Effective Date and addressed to the Lender, which shall be in form and substance satisfactory to the Lender.

(f) Fees and Expenses.  The Administrative Agent shall have received such fees and expenses that are payable in connection with this Amendment, and King & Spalding LLP shall have received from the Borrower payment of all reasonable and documented fees and expenses incurred in connection with this Amendment, in each case to the extent invoices therefor are provided to the Borrower at least one Business Day prior to the Amendment Effective Date.

(g) Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lender and its counsel.

ARTICLE III
MISCELLANEOUS

3.1 Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2 Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a) It has taken all necessary corporate or other necessary company action on the part of such Credit Party to authorize the execution, delivery and performance of this Amendment by such Credit Party.

(b) This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligation, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment.

(d) The representations and warranties set forth in Article VII of the Credit Agreement are (i) with respect to representations and warranties that contain a materiality qualification, true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects, in each case as of the date hereof (in each case except for those which  are made as of an earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) Except as provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and, to the knowledge of the Credit Parties, are not subject to any offsets, defenses or counterclaims.

(f) The information contained in the Beneficial Ownership Certification dated June 4, 2020 is true and correct in all material respects.

3.3 Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and the other Loan Documents (including, without limitation, the Subsidiary Guaranty Agreement) applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4 Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5 Expenses.  The Borrower agrees to pay all reasonable and documented costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable and documented fees and expenses of the Administrative Agent’s legal counsel.

3.6 Further Assurances.  The Credit Parties agree to promptly take such action, upon the request of the Lender, as is reasonably necessary to carry out the intent of this Amendment.

3.7 Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8 Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9 No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Lender or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10 GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.11 Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 12.5 and 12.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	NATIONAL INSTRUMENTS CORPORATION,
a Delaware corporation

By:	/s/ Karen M. Rapp
Name: Karen M. Rapp Title: Executive Vice President, Chief Financial Officer and Treasurer

GUARANTORS:	PHASE MATRIX, INC.,
a California corporation

By:	/s/ Karen M. Rapp
Name: Karen M. Rapp Title: Treasurer

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent and as a Lender

By:	/s/ Chad D. Johnson
Name: Chad D. Johnson Title: Senior Vice President

[Signature Page to First Amendment to Amended and Restated Credit Agreement]

LENDERS:	BANK OF AMERICA, N.A., as a Lender

By:	/s/ Adam Rose
Name: Adam Rose Title: SVP

[Signature Page to First Amendment to Amended and Restated Credit Agreement]